Exhibit (h)(2)

$         Aggregate Principal Amount of     % Notes Due 20

UNDERWRITING AGREEMENT

            , 2008

UNDERWRITING AGREEMENT

            , 2008

[Underwriter Name & Address]

Ladies and Gentlemen:

BlackRock Kelso Capital Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to [                    ] and the several Underwriters named in Schedule A hereto (each an “Underwriter” and collectively, the “Underwriters”), for whom [                    ] is acting as representative (the “Representative”), $         million aggregate principal amount of its     % debt securities due 20     (the “Firm Securities”) and, at the election of the Representative, an additional $         million aggregate principal amount of its     % debt securities (the “Optional Securities” and together with the Firm Securities, the “Securities”). The Securities will be issued pursuant to an indenture, dated as of             , 2008 (the “Base Indenture”), and the Supplemental Indenture, to be dated as of the time of purchase (as defined below) (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), entered into by and between the Company, as issuer, and The Bank of New York, as trustee (the “Trustee”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-148638) relating to the offer and sale of the Securities. The registration statement, as it may have heretofore been amended at the time it became effective or any amendment became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Act, and any registration statement filed pursuant to Rule 462(b) under the Act (a “462(b) Registration Statement”) is hereinafter referred to as the “Registration Statement;” the preliminary prospectus, dated as of             , 2008, included in the Registration Statement at the time it became effective on             , 2008 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Act) is hereinafter referred to as the “Base Prospectus;” the preliminary prospectus supplement to the Base Prospectus dated             , 2008, filed with the Commission pursuant to Rule 497, is hereinafter referred to as the “Pre-Pricing Prospectus Supplement” (together with the Base Prospectus, the “Pre-Pricing Prospectus”); the prospectus supplement to the Base Prospectus to be filed with the Commission pursuant to Rule 497 after the Execution Time (as defined below) and to be used to confirm sales of Securities is hereinafter referred to as the “Prospectus Supplement” (together with the Base Prospectus, the “Prospectus”). A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act Filed Pursuant to Section 54(a) of the Act (File No. 814-00712) (the “Notification of Election”) was filed with the Commission on July 22, 2005 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company has entered into an investment advisory and management agreement, dated as of July 25, 2005, as amended on April 27, 2007 and June 22, 2007 (the “Investment Management Agreement”), with BlackRock Kelso Capital Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of August 4, 2005 (the “Administration Agreement”), with BlackRock Financial Management, Inc., a Delaware corporation (the “Administrator”).

The Company, the Adviser and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof. The price of the Firm Securities shall be     % of the aggregate principal amount thereof (the “Purchase Price”). The Company shall not be obligated to deliver any of the Securities at the time of purchase, except upon payment for all of the Securities to be purchased at the time of purchase as provided herein. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) to initially to offer the Firm Securities upon the terms set forth in the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Securities to be purchased by each of them, all or a portion of the Optional Securities made in connection with the offering of the Firm Securities, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Securities. This option may be exercised by [                    ] on behalf of the several Underwriters at any time on or before the [    ] day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised, and the date and time when the Optional Securities are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Optional Securities to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Optional Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities (subject, in each case, to such adjustment as you may determine to eliminate fractional securities), subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Securities to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on             , 2008 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Securities shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Optional Securities shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Securities. Electronic transfer of the Optional Securities shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Certificates for the Firm Securities and the Optional Securities shall be in global certificated form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be. The certificates evidencing the Firm Securities and the Optional Securities shall be delivered to you at the time of purchase or the additional time of purchase, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor. The Firm Securities and the Optional Securities shall be delivered through the facilities of DTC. For the purpose of expediting the checking and packaging of the Firm Securities and the Optional Securities, the Company shall make the Firm Securities and the Optional Securities, as the case may be, available for inspection by the Representative in New York, New York not later than      p.m., local time, on the business day prior to time of purchase or the additional time of purchase, as the case may be.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Securities or the Optional Securities, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Pre-Pricing Prospectus, together with the price to the public, the aggregate principal amount of Firm Securities and the aggregate principal amount of Optional Securities to be included on the cover page of the Prospectus (the “Pricing Information”), as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, in all material respects with the requirements of the Act and the Prospectus (and any supplements thereto) will comply when first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, in all material respects with the requirements of the Act, and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Company is eligible to use Form N-2; the Registration Statement did not, when it became effective, does not and will not, when the Prospectus is first filed in accordance with Rule 497 and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (and any supplements thereto) will not contain when first filed in accordance with Rule 497 and at the time of purchase and the additional time of purchase, if any, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Pre-Pricing Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Pre-Pricing Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Pre-Pricing Prospectus taken together with the Pricing Information and no statement of material fact included in the Pre-Pricing Prospectus taken together with the Pricing Information that is required to be included in the Prospectus will be omitted therefrom;

(b) as of the dates indicated in the Pre-Pricing Prospectus and the Prospectus, the Company had an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization” and, if the time of purchase and the additional time of purchase had occurred as of the dates indicated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company would have had an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Prospectus entitled “Capitalization” (subject, in the case of the time of purchase and in the event that the time of purchase and the additional time of purchase occur concurrently, to the issuance of the Optional Securities, and subject, in the case of the additional time of purchase, to the issuance of the Optional Securities); all of the issued and outstanding capital stock, including the Firm Securities, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement, to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”);

(e) the Company has no subsidiaries other than BKC ASW Blocker, Inc., BKC DVSH Blocker, Inc. and BKC MTCH Blocker, Inc.; except as disclosed in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity except for investments that either appear or will appear in the Company’s Schedule of Investments as presented in the Company’s financial statements; complete and correct copies of the articles of incorporation and bylaws of the Company, and all amendments thereto though the date hereof, have been delivered to you;

(f) the Base Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture, when executed and delivered by the Company, will be duly authorized, executed and delivered by the Company; the Base Indenture has been duly qualified under the Trust Indenture Act of 1939 (“Trust Indenture Act”); the Base Indenture and the Supplement Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes and will constitute, as the case may be, a legally valid and binding instrument of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect or affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or policies underlying such laws. Each of the Base Indenture and the Supplemental Indenture to be entered into between the Company and the Trustee conforms and will conform, as the case may be, in all material respects to the description thereof contained in the Pre-Pricing Prospectus and the Prospectus;

(g) the Securities have been duly authorized by the Company and when the Securities are executed and delivered by the Company and duly authenticated and issued by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, such Securities will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or the policies underlying such laws. The Securities conform in all material respects to the description thereof contained in the Pre-Pricing Prospectus and the Prospectus;

(h) this Agreement, the Investment Management Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or the policies underlying such laws;

(i) The Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter, by-laws, certificate of formation, or other organizational documents of the Company or the Adviser, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, except, with respect to clause (ii), to the extent that any such contravention would not have a Material Adverse Effect, and the execution, delivery and performance by the Company of this Agreement, the Investment Management Agreement and Administration Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or by-laws of the Company, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, with respect to clauses (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby other than registration of the Securities under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules and regulations of the FINRA;

(k) the Company has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such consent would not have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(l) all legal proceedings and governmental proceedings known to the Company, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Pre-Pricing Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(m) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company, or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(n) Deloitte & Touche LLP, who has certified financial statements of the Company, are independent registered public accountants as required by the Act;

(o) the financial statements of the Company included in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement, together with the related notes, present fairly the financial position and results of operations of the Company as of the dates indicated and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Registration Statement, Pre-Pricing Prospectus and Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement that are not included as required; the Company does not have any material liabilities or obligations (other than a draw down on the Company’s credit facility), direct or contingent (including any off-balance sheet obligations), not disclosed in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement; and all disclosures contained in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(p) subsequent to the date of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company; (iv) any material change in the capital stock or outstanding indebtedness of the Company (other than a draw down on the Company’s credit facility); or (v) any dividend of any kind declared, paid, or made on the capital stock of the Company;

(q) [the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons and entities named in Exhibit A-1 hereto;]

(r) the Company is not and, after giving effect to the offering and sale of the Securities, will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the Investment Company Act;

(s) when the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(t) the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the trademarks (both registered and unregistered), tradenames and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; the Company has not received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(u) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(v) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(w) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) to the knowledge of the Company, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(y) the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(z) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus;

(aa) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(bb) any statistical and market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(cc) to the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement, Pre-Pricing Prospectus and the Prospectus to the extent required;

(dd) the terms of the Investment Management Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder;

(ee) the approvals by the board of directors and the stockholders of the Company of the Investment Management Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(ff) except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, in contravention of any of the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the underwriters;

(gg) the Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken by the Company under the Investment Company Act and the Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act;

(hh) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder;

(ii) the Company and, to its knowledge, its directors and officers (in such capacity) are in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Commission’s applicable published rules promulgated thereunder, and the Company is taking steps to ensure that it will comply with other applicable provisions of the Sarbanes-Oxley Act and the Commission’s applicable published rules promulgated thereunder upon the effectiveness of such provisions;

(jj) the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(kk) except as disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any bank or lending institution affiliated with any of the Underwriters;

(ll) neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and

(mm) neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Underwriters that:

(a) the Adviser has been duly formed and is validly existing as a Delaware limited liability company, in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Management Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, constitute a material adverse change in the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Management Agreement (collectively, a “Material Adverse Change”);

(b) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Management Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser or any of its officers or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) constituting, individually or in the aggregate, a Material Adverse Change, or (B) preventing the consummation of the transactions contemplated hereby;

(d) the Adviser is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its charter, bylaws, certificate of formation, limited liability company operating agreement, or other organizational documents, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute a Material Adverse Change, and the execution, delivery and performance of this Agreement, and the Investment Management Agreement, and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its charter, bylaws, certificate of formation, limited liability company operating agreement, or other organizational documents, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not have a Material Adverse Change;

(e) this Agreement and the Investment Management Agreement have been duly authorized, executed and delivered by the Adviser, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and legally binding agreements of the Adviser, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or similar laws now or thereafter in effect affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability whether in a proceeding of equity or in law or by state or federal securities laws or the policies underlying such laws;

(f) the description of the Adviser contained in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement is true, accurate and complete in all material respects;

(g) the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pre-Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement and the Investment Management Agreement;

(h) subsequent to the date of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization or regulatory status of the Adviser, or that would otherwise prevent the Adviser from carrying out its obligations under the Investment Management Agreement;

(i) the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not constitute a Material Adverse Change; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, constitute a Material Adverse Change;

(j) the Adviser and any of its partners, officers, affiliates or controlling persons have not taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(k) the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Adviser plans to terminate employment with the Company or the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute a Material Adverse Change; and

(l) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

5. Certain Covenants of the Company and the Adviser. The Company agrees, and the Adviser agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Securities); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to furnish to the Underwriters, as many copies of the Pre-Pricing Prospectus and the Prospectus (or of the Pre-Pricing Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Pre-Pricing Prospectus) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) that if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Securities may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430C under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497 under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, and, if requested, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company for such fiscal year accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(f) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to promptly notify you of such filing only to the extent not otherwise available on the Commission’s EDGAR system;

(g) to furnish to you and to each of the other Underwriters, only to the extent not otherwise available on the Commission’s EDGAR system, for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed or quoted, and (iv) such other information as you may reasonably request regarding the Company;

(h) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(b) hereof; provided, however, that this requirement to furnish any such information shall be subject to compliance with applicable law;

(i) if necessary or appropriate, to file a 462(b) Registration Statement under the Act;

(j) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Securities is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare, at any time prior to 90 days after the date of this Agreement, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(k) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act) and Rule 158 under the Act;

(l) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pre-Pricing Prospectus and the Prospectus;

(m) the Company will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n) that the Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for each full fiscal year during which it is a business development company under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated;

(o) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the Pre-Pricing Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any filing for review of the public offering of the Securities by the FINRA, including the filing fees and reasonable legal fees and other disbursements of counsel to the Underwriters, (v) all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities; (vi) the fees and disbursements of the Trustee or registrar for the Securities, and (vii) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(o);

(p) [not to issue, sell, offer or contract to sell, grant an option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company that are (i) registered under the Act or (ii) medium term debt notes for a period of [    ] days after the date hereof (the “Lock-Up Period”), without the prior written consent of [                    ]. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA Rule 2711(f)(4), if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless [                    ] waives, in writing, such extension;]

(q) [to use its best efforts to cause the continued listing of the Securities on the Nasdaq Global Select Market, and to use its best efforts to comply with all of the requirements of the Nasdaq Global Select Market applicable to the Company; and]

(r) [to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.]

6. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of their counsel incurred in connection with this Agreement and the transactions contemplated hereunder.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Adviser on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Adviser of each of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Skadden, Arps, Meagher & Flom LLP, counsel for the Company and the Adviser, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sutherland Asbill & Brennan LLP, counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(b) You shall have received from Deloitte & Touche LLP letters dated, respectively, the Execution Time, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Sutherland Asbill & Brennan LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect the sale of the Securities and other related matters as the Underwriters may require.

(d) No prospectus or amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall have been filed to which you reasonably object.

(e) The Registration Statement shall become effective not later than 5:30 p.m. New York City time on the date of this Agreement and the Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act at or before 5:30 p.m. New York City time on the second full business day after the date of this Agreement and any 462(b) Registration Statement required in connection with the offering and sale of the Securities shall have been filed and become effective no later than 10:00 p.m. New York City time on the date of this Agreement. All filings with the Commission required by Rule 497 of the Act in connection with the offer and sale of the Securities shall have been made within the applicable time period prescribed for such filing by Rule 497.

(f) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as then amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a reasonably foreseeable prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company or the Adviser shall occur or become known.

(h) Each of the Company and the Adviser will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto.

(i) You shall have received signed Lock-up Agreements referred to in Section 3(q) hereof.

(j) At the time of purchase or the additional time of purchase, as the case may be, the Securities shall be rated at least      by              and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that is has under surveillance or review its rating of the Securities.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

8. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of any of the Senior Book-Running Managers or any group of Underwriters (which may include any of the Senior Book-Running Managers) which has agreed to purchase in the aggregate at least 50% of the Firm Securities, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company or the Adviser, which would, in any of the Representative’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock

Exchange, the American Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Securities they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Securities set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Securities hereunder unless all of the Firm Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a)(1) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pre-Pricing Prospectus, the Pricing Information or the Prospectus (as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information or the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information or Prospectus or necessary to make such information not misleading.

(2) The Adviser agrees to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 10 from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pre-Pricing Prospectus or the Prospectus (as amended or supplemented by the Company) regarding the Adviser, or arises out of or is based upon any omission or alleged omission to state a material fact regarding the Adviser required to be stated in either the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or necessary to make the statements made therein not misleading with respect to the Adviser.

(3) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Adviser, as appropriate, pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company or the Adviser, as appropriate, in writing of the institution of such Proceeding and the Company or the Adviser, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Adviser, as appropriate, shall not relieve the Company or the Adviser, as appropriate, from any liability which the Company or the Adviser, as appropriate, may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Adviser, as appropriate, in connection with the defense of such Proceeding or the Company or the Adviser, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Adviser, as appropriate, (in which case the Company or the Adviser, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Adviser, as appropriate, and paid as incurred (it being understood, however, that the Company or the Adviser, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Adviser, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Adviser, as appropriate, the Company or the Adviser, as appropriate, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and the Adviser, their directors, partners and officers, and any person who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company or the Adviser, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Pre-Pricing Prospectus, the Pricing Information or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Pre-Pricing Prospectus, the Pricing Information or the Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or the Adviser, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or the Adviser, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or the Adviser, or any such person or otherwise. The Company or the Adviser, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or the Adviser, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Adviser, against any of the Company’s officers or directors, the Adviser or its partners or officers in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Pre-Pricing Prospectus, the Pricing Information or the Prospectus.

11. Information Furnished by the Underwriters. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of Firm Securities and, under the heading “Underwriters,” (ii) the list of Underwriters and their respective participation in the sale of the Firm Securities, (iii) the sentences relating to concessions and reallowances and (iv) the sentences related to stabilization, syndicate covering transactions and penalty bids in the Pre-Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Pre-Pricing Prospectus and the Prospectus.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered, faxed or sent to [                            ], and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 40 East 52nd Street, New York, NY 10022, facsimile no. (212) 810-5801, Attention: Chief Financial Officer.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representative or any indemnified party. Each of the Representative, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Adviser waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company and the Adviser, as appropriate, is or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Adviser and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Adviser’s and any of the Underwriters’ respective businesses and/or assets.

18. Acknowledgement. The Company acknowledges and agrees that (i) the sale through the Underwriters of any Securities pursuant to this Agreement, including the determination of the price of the Securities and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering of the Securities and the process leading to such transactions each Underwriter will act solely as an agent and not as a fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter will have any obligation to the Company with respect to the offering of Securities except the obligations expressly set forth herein, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided and will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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If the foregoing correctly sets forth the understanding among the Company, the Adviser and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser and the Underwriters, severally.

Very truly yours,

BLACKROCK KELSO CAPITAL CORPORATION

By:
Name:
Title:

BLACKROCK KELSO CAPITAL ADVISORS LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

[ ]

By:	[ ]

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities

Total